Exhibit 99.1

Bayview Acquisition Corp Announces Favorable Nasdaq Listing Decision

New York, NY, April 24, 2026 (GLOBE NEWSWIRE) — Bayview Acquisition Corp (NASDAQ: BAYA, BAYAU, and BAYAR) (the “Company”) announced today that the Nasdaq Hearings Panel (the “Panel”) has determined to grant the Company’s request to continue its listing on The Nasdaq Stock Market (“Nasdaq”).

As previously disclosed, the Company received deficiency notices from the Nasdaq Listing Qualifications Department regarding the Company’s non-compliance with Listing Rules 5450(a)(2), the “Shareholders Rule,” 5450(b)(2), the “Publicly Held Shares Rule,” 5450(b)(2)(A), the “MVLS Rule,” and 5620(a), the “Annual Shareholder Meeting Rule.” The Company timely requested a hearing before the Panel, and the hearing was held on March 31, 2026.

In a decision dated April 22, 2026, the Panel granted the Company’s request for continued listing, subject to certain conditions. Specifically, (1) effective as of the open of trading on April 24, 2026, the Company’s securities were transferred to the Nasdaq Capital Market, and (2) the Company must close its business combination with Oabay Inc. (“Oabay”) and demonstrate compliance with the Nasdaq initial listing rules on or before June 19, 2026.

“We are pleased with the Panel’s decision to grant us an exception to continue our listing on Nasdaq,” said Xin Wang, the Company’s Chief Executive Officer. “We remain focused on completing our business combination with Oabay and satisfying all applicable listing requirements.”

The Company held its annual general meeting of shareholders on April 10, 2026 and continues to work with Oabay to complete its business combination. There can be no assurance that the Company will be able to satisfy the conditions set forth by the Panel within the required timeframes or that the Company will be able to maintain compliance with other Nasdaq listing requirements.

About Bayview Acquisition Corp

Bayview Acquisition Corp is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the company is not limited to a particular industry or geographic region in its identification and acquisition of a target company, the company has focused its search on businesses throughout Asia.

About Oabay Inc

Oabay provides trade credit digital transformation solutions that primarily consist of two types of services: supply chain finance cloud services and trade credit management cloud services. Leveraging and building upon its experience in accounts receivable factoring and enterprise credit digitalization for small-to-medium-sized enterprises, Oabay offers supply chain financing to critically and strategically positioned companies, and optimizes the process to produce credit assets within supply chains for financial institutions and other companies with improved efficiency and savings. Oabay has more than ten years of operating history and is a pioneer in the Chinese trade credit technology solutions industry.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to satisfy the conditions set forth by the Panel, complete its business combination with Oabay, and maintain compliance with Nasdaq listing requirements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For investor and media inquiries, please contact:

Bayview Acquisition Corp

Xin Wang, CEO

Email: xwang@bayviewspac.com

Tel.: 203-998-5540